Integra LifeSciences Completes the Sale of its Extremity Orthopedics Business to Smith+Nephew

PRINCETON, New Jersey, January 4, 2021 -- Integra LifeSciences Holdings Corporation (NASDAQ:IART), a leading global medical technology company, today announced it has completed its previously announced divestiture of its Extremity Orthopedics business to Smith+Nephew (LSE:SN, NYSE:SNN).

“With this divestiture, we will now be in an even stronger position to capitalize on our core products and technologies in neurosurgery and regenerative medicine, and provide greater value to our customers and shareholders,” said Peter Arduini, president and CEO, Integra LifeSciences. “We want to thank the orthopedics team for their contributions to Integra’s success and wish them all the best for their future.”

Piper Sandler & Co. is serving as financial advisor and Morgan, Lewis & Bockius LLP is acting as legal advisor to Integra.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Certas®, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, SurgiMend®, TCC-EZ®, and VersaTru®.  For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast”. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com